Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT TO
THE AFFILIATION AGREEMENT FOR EXHIBITION AND
DISTRIBUTION
OF NEWSWORLD INTERNATIONAL

        This Amendment (the "Amendment") to that certain Affiliation Agreement made as of January 1, 2000, by and between NWI Cable, Inc. ("NWI Cable") and Time Warner Cable, a division of Time Warner Entertainment Company, L.P. (as amended, supplemented and/or modified, the "Affiliation Agreement"), is made and entered into between Time Warner Cable Inc. ("TWC"), successor in interest to Time Warner Cable, and INdTV, LLC, a Delaware limited liability company ("INdTV"), as of the 28th day of April, 2004.

        WHEREAS, INdTV has agreed in principle to purchase the television programming service currently known as "Newsworld International"; and

        WHEREAS, INdTV represents and warrants to TWC that INdTV Holdings, LLC ("Holdings"), of which INdTV is a wholly-owed subsidiary, is an independent company in which Albert Gore, Jr. has a substantial ownership interest and that Mr. Gore is Chairman of Holdings;

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and taking the foregoing into account and in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

        A.    Assignment.    Upon completion of the acquisition of Newsworld International (the "Acquisition") by INdTV or an affiliate of INdTV (the "Acquiring Company"), INdTV hereby agrees that it shall or shall cause the Acquiring Company to assume all of NWI Cable's obligations and liabilities under the Affiliation Agreement for the express benefit of TWC. TWC hereby consents to the assignment of the Affiliation Agreement from NWI Cable to the Acquiring Company and, if requested by the Acquiring Company in connection with the closing of the Acquisition, TWC shall execute a further acknowledgment of this consent in a form prepared by INdTV and/or Vivendi and acceptable in form and substance to TWC. The Acquiring Company shall notify TWC of the closing of the Acquisition and pursuant to Section 16(e) of the Affiliation Agreement, from and after the closing of the Acquisition, the Acquiring Company and TWC shall thereafter be mutually bound by the terms of the Affiliation Agreement as further modified by this Amendment and the Acquiring Company shall thereupon become the "Network" within the meaning of the Affiliation Agreement.

        B.    Change in Control.    The acquisition of Newsworld International by the Acquiring Company constitutes a change in control (as that term is defined in the Affiliation Agreement). TWC hereby waives its right under Section 13(d) of the Affiliation Agreement to terminate the Affiliation Agreement by giving written notice to the Acquiring Company at any time after a change in control of NWI Cable; provided, however, that this waiver applies solely to the acquisition of Newsworld International by INdTV or an affiliate of INdTV as set forth herein and shall not limit the right of TWC to exercise its termination right under Section 13(d) with respect to any other change of control.

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        C.    Amendments.    The parties hereto amend the Affiliation Agreement pursuant to Section 16(h) thereof, effective as of the closing date of the Acquisition, as follows:

Substantive Amendments

The first sentence of Section 2(c) of the Affiliation Agreement is deleted and replaced by the following:

  "Affiliate shall have the unilateral right at any time and from time to time, during the Term, to amend Schedule 1 attached hereto (which amendment may take the form of an update or monthly report) so as to (i) update or correct any information contained therein, (ii) delete any or all Systems that cease to be Time Warner Cable Systems, and (iii) add thereto any Time Warner Cable System."

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The first sentence of Section 4(a) of the Affiliation Agreement is amended by adding the following to the end of such sentence:

  ; except, however, that at such time as Network shall notify Affiliate, Network may transition the content of the Service to a twenty-four (24) hours per day, seven (7) days per week advertiser-supported video programming service consisting solely of news, information and lifestyle content aimed at the 18 to 34 year old demographic, including a focus on all topics of high interest to young men and women in that age group; provided, that, Network shall have the right (in its sole discretion), on at least 90 days prior written notice to Affiliate, to change the name of the Service"

Technical Amendments

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Section 9(a) of the Affiliation Agreement is amended by deleting clause (i) thereof and replacing it with the following:

  "(i) Network is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;"

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The second sentence of Section 11(b) of the Affiliation Agreement is amended by deleting "Big 6" and replacing it with "Big 4".

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Section 12(b) of the Affiliation Agreement is amended by adding after "shareholders," in the second line thereof: "members,"

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Section 14 of the Affiliation Agreement is amended to state that notice to Network shall be provided to:

    INdTV, LLC
    518 Memorial Way
    Stanford, CA 94305-5015
    Attention: Chief Executive Officer

        D.    Balance of Agreement.    Except as specifically provided herein, all terms and provisions of the Affiliation Agreement, including, without limitation, the Fees payable by TWC to Network thereunder, shall remain unmodified and in full force and effect.

        E.    Counterparts.    This Amendment may be executed in counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

        F.    Binding.    The amendments set forth herein shall not be binding upon Affiliate until the Acquisition is completed as contemplated herein and shall only remain binding and effective with respect to Affiliate [*], the Acquiring Company or the parent entity thereof.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        IN WITNESS WHEREOF, the parties have executed this Amendment through their duly authorized representatives as of the date first set forth above.

ACCEPTED AND AGREED TO:
Time Warner Cable, Inc.
By:

Name:

Title:

INdTV, LLC
By:

Name:

Title: